UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2009

ClearPoint Business Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51200	30-0429020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Manor Drive, Suite 110, Chalfont, PA 18914
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (215) 997-7710

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

As previously disclosed in ClearPoint Business Resources, Inc.’s (the “Company”) filings with the Securities and Exchange Commission, on November 18, 2008, AICCO, Inc. (“AICCO”) filed a complaint in the Court of Common Pleas of Bucks County, Pennsylvania against the Company alleging that the Company breached the terms of a certain premium finance agreement among AICCO and the Company, pursuant to which AICCO agreed to finance premiums of certain insurance policies procured by the Company (the “AICCO Litigation”).

On December 23, 2009, the Company and AICCO entered into a Settlement Agreement and Release (the “Settlement Agreement”).  Pursuant to the Settlement Agreement, the Company agreed to pay AICCO an aggregate amount of $190,000 in full and final settlement of all claims between the Company and AICCO relating to the AICCO Litigation.  The Company agreed to pay such amount as follows: (i) four monthly installment payments of $15,000, the first of which was paid on December 29, 2009, and will continue on the 15th day of each month thereafter, including March 15, 2010, followed by (ii) 12 monthly installment payments of $10,833, commencing on April 15, 2010.

In the event the Company fails to make any payment due under the Settlement Agreement, after AICCO provides the Company with prior written notice and five days’ opportunity to cure, judgment may be entered against the Company in the amount of approximately $195,330, together with an interest rate of 6% per annum accruing as of the date the missed payment was due, plus costs and attorney’s fees associated with the entry and execution of such judgment, less any amounts paid under the Settlement Agreement.  Accordingly, on December 23, 2009, the Company executed a Judgment Note in favor of AICCO providing for such judgment payment (the “Judgment Note”).

The Settlement Agreement and Judgment Note also include various other provisions customary for documents of this nature.  The foregoing is a summary of the material provisions of the Settlement Agreement and the Judgment Note. This summary is not intended to be complete and is qualified in its entirety by reference to the Settlement Agreement and the Judgment Note, attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement and Release dated December 23, 2009 by and between AICCO, Inc. and ClearPoint Business Resources, Inc.
10.2	Judgment Note dated December 23, 2009 issued to AICCO, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARPOINT BUSINESS RESOURCES, INC.

	By:	/s/ John G. Phillips
	Name:	John G. Phillips
	Title:	Chief Financial Officer

Date: January 5, 2010

Exhibit Index

Exhibit No.	Description
10.1	Settlement Agreement and Release dated December 23, 2009 by and between AICCO, Inc. and ClearPoint Business Resources, Inc.
10.2	Judgment Note dated December 23, 2009 issued to AICCO, Inc.